Exhibit 10.2

NINTH AMENDMENT

THIS NINTH AMENDMENT (this “Amendment”) is made and entered into as of April 1, 2015, by and between HUDSON BAY PARK PLAZA, LLC, a Delaware limited liability company (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to CA-Bay Park Plaza Limited Partnership, a Delaware limited partnership, as successor in interest to EOP-Bay Park Plaza, L.L.C., a Delaware limited liability company) and Tenant (formerly known as Best Air Holdings, Inc., a Delaware corporation) are parties to that certain Office Lease Agreement dated December 9, 2005, as previously amended by that certain First Amendment dated July 1, 2009, that certain Second Amendment dated March 1, 2010, that certain Third Amendment dated November 5, 2010, that certain Fourth Amendment dated March 28, 2011, that certain Temporary Space Agreement dated November 16, 2011, that certain Fifth Amendment dated January 23, 2012, that certain Sixth Amendment (the “Sixth Amendment”) dated July 31, 2012, that certain Seventh Amendment (the “Seventh Amendment”) dated January 29, 2014 and that certain Eighth Amendment (the “Eighth Amendment”) dated as of September 16, 2014 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 81,560 rentable square feet (the “Premises”) at the building commonly known as Bay Park Plaza II located at 555 Airport Boulevard, Burlingame, California (the “Building”) and described as: (i) Suite 100 consisting of approximately 10,758 on the first floor of the Building; (ii) Suite 120 consisting of approximately 6,341 on the first floor of the Building; (iii) Suite 150 consisting of approximately 3,963 on the first floor of the Building; (iv) Suite 200 consisting of approximately 23,870 on the second floor of the Building; (v) Suite 450 consisting of approximately 12,193 on the fourth floor of the Building (“Suite 450”); and (vi) Suite 500 consisting of approximately 24,435 on the fifth floor of the Building.

B.	In addition, Tenant previously leased from Landlord Suite 310 consisting of approximately 4,114 on the third floor of the Building (the “Temporary Suite 310 Expansion Space” or “Suite 310”), provided, however, that the term with respect to the Temporary Suite 310 Expansion Space expired as of October 31, 2014 (the “Temporary Suite 310 Expansion Expiration Date”) and Tenant has been in hold-over in the Temporary Suite 310 Expansion Space since such date.

C.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Expansion. Effective as of April 1, 2015 (for purposes of this Amendment, the “Second Suite 310 Expansion Effective Date”), the Premises shall be increased from 81,560 rentable square feet on the first, second, fourth and fifth floors to 85,674 rentable square feet on the first, second, third, fourth and fifth floors by the addition of Suite 310, and, from and after the Second Suite 310 Expansion Effective Date through the Second Suite 310 Expansion Expiration Date (defined below), the Premises (as defined above) and Suite 310 shall collectively be deemed the Premises. The term of the Lease for Suite 310 (for purposes of this Amendment, the “Second Suite 310 Expansion Term”) shall commence on the Second Suite 310 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on October 7, 2017 (for purposes of this Amendment, the “Second Suite 310 Expansion Expiration Date”). During the Second Suite 310 Expansion Term, Suite 310 shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to Suite 310, any allowance, free rent or other financial concession granted with respect to the remainder of the Premises, and (b) no representation or warranty made by Landlord with respect to the remainder of the Premises shall apply to Suite 310.

2.	Base Rent. With respect to Suite 310 during the Second Suite 310 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Second Suite 310 Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
April 1, 2015 – January 31, 2016	$39.00	$13,370.50
February 1, 2016 – January 31, 2017	$40.17	$13,771.62
February 1, 2017 – October 7, 2017	$41.38	$14,186.44

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

4.	Tenant’s Pro Rata Share. With respect to Suite 310 during the Second Suite 310 Expansion Term, Tenant’s Pro Rata Share shall be 3.5115%.

5.	Expenses and Taxes. With respect to Suite 310 during the Second Suite 310 Expansion Term, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes in accordance with the terms of the Lease, as amended; provided, however, that, with respect to Suite 310 during the Second Suite 310 Expansion Term, the Base Year for Expenses and Taxes shall be 2014.

6.	Improvements to Suite 310.

6.1.	Configuration and Condition of Suite 310. Tenant acknowledges that it has inspected Suite 310 and agrees to accept it in its existing configuration and condition without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2.	Responsibility for Improvements to Suite 310. Any improvements to Suite 310 performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease

7.

Suite 450 Allowance. The parties acknowledge and agree that Tenant has no further rights to the payment or distribution of the Suite 450 Allowance (as defined in Section 6.3 of the aforementioned Sixth Amendment, and as further modified by Section 1.1 of the aforementioned Eighth Amendment). In addition, Tenant represents and warrants to Landlord that Tenant has not (a) received a payment or distribution of any portion of the Suite 450 Allowance, nor (b) requested (nor shall it request) from Landlord (or any predecessor) the payment or distribution of any portion of the Suite 450 Allowance. However, in lieu thereof, Landlord hereby grants to Tenant an allowance (the “Alternative Suite 450 Allowance”) in the amount of $274,342.50 to be used by Tenant for improvements and alterations to Suite 450. Landlord shall disburse the Alternative Suite 450 Allowance to Tenant for costs expended by Tenant prior to October 31, 2015, in connection with alterations or improvements performed by Tenant in Suite 450. Such disbursement shall be made to Tenant within 30 days after Landlord’s receipt of invoices marked paid, for work performed in Suite 450, together with any applicable governmental approvals on any work requiring permits, and with unconditional and final lien releases with respect to the work performed.

8.	Miscellaneous.

8.1.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

8.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HUDSON BAY PARK PLAZA, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member

	By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner

		By:	/s/ Kenneth Young
		Name:	Kenneth Young
		Title:	Vice President - Leasing

TENANT:

VIRGIN AMERICA INC., a Delaware corporation

By:	/s/ Peter D. Hunt
Name:	Peter D. Hunt
Title:	SVP & Chief Financial Officer

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